EXHIBIT 31.1


                          CERTIFICATION OF PRESIDENT


               PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934


                        RULES 13A-14 AND 15D-14 OF THE


                            AS ADOPTED PURSUANT TO


SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of ValCom, Inc., a Delaware corporation (the "Company"), on Form 10-QSB for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Vince Vellardita, President of the Company (the "Officer"), certify, pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:


(1) I have reviewed the Report.


(2) Based upon my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;


(3) Based upon my knowledge, the financial statements and other financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company, and as of, and for, the periods presented in the Report;


(4) I and the other certifying officers of the Company:


(a) Are responsible for establishing and maintaining disclosure controls and procedures, for the Company;


(b) Have designed such disclosure controls and procedures to ensure that material information is made known to us, particularly during the period in which the periodic Report is being prepared;


(c) Have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the reporting period; and


(d) Have presented in the Report our conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation.


(5) I and the other certifying officers have disclosed to the Company's auditors and to the audit committee of the board of directors (or persons fulfilling the equivalent function):


(a) All significant deficiencies in the design or operation of internal controls (a pre-existing term relating to internal controls regarding financial reporting) which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and


(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.


(6) I and the other certifying officers have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

By:    /s/Vince Vellardita
       ----------------------
       Vince  Vellardita
       Chief Executive  Office

Dated:  May 15, 2005